Attachment A
CONTINENTAL AIRLINES, INC.
CALCULATION OF BASIC AND DILUTED EARNINGS PER SHARE
FOR THE QUARTER ENDED 06-30-01

	BASIC		DILUTED
			# of		Exercise
			Shares O/S		Price	Proceeds
			(1)
Stock options	0		5,450,016		various $'s	$221,527,446	(2)

Assumed proceeds used to repurchase shares			(4,636,483)			($221,527,446)

Weighted average # Class B shares
O/S during quarter	54,237,838		54,237,838
$250 Convert Pref Notes @6.00%	0		4,166,667
Total Adjusted Shares	54,237,838	(A)	59,218,038	(C)

Net income applicable to Common Stock	$41,694,000					$41,694,000

Net Interest Add Back for TIDES	$0					$1,911,614
Adjusted Net Income	$41,694,000	(B)				$43,605,614	(B)

Earnings per share	$0.77	(B) / (A)				$0.74	(B) / (C)

(1) weighted average # of shares outstanding during period
(2) weighted proceeds which includes additional proceeds due to tax benefit